Exhibit 10.14

SENIOR PREFERRED STOCK AMENDMENT AGREEMENT

dated as of

July 23, 2004

among

DECRANE AIRCRAFT HOLDINGS, INC.,

DECRANE HOLDINGS CO.

and

THE HOLDERS SET FORTH ON THE SIGNATURE PAGES HERETO

ii

SENIOR PREFERRED STOCK AMENDMENT AGREEMENT

AGREEMENT dated as of July 23, 2004, among DeCrane Aircraft Holdings, Inc., a Delaware corporation (the “Company”), DeCrane Holdings Co., a Delaware corporation (“DeCrane Holdings”), and the other persons set forth on the signature pages hereto (together with their successors and assigns, each a “Holder” and together the “Holders”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, the Holders are holders of all of the outstanding shares of 16% Senior Redeemable Exchangeable Preferred Stock Due 2009 of the Company (the “Existing Preferred Stock”);

WHEREAS, the Holders and the Company have agreed to amend certain terms of the Existing Preferred Stock such that the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Existing Preferred Stock as amended (the “Senior Preferred Stock”) shall be as set forth in Exhibit A (the “Certificate of Designations”);

WHEREAS, in connection with, and in consideration for, the amendment of the Existing Preferred Stock, DeCrane Holdings will also issue certain shares of common stock, par value $.01 per share, of DeCrane Holdings (the “Common Stock”) to the Holders as provided herein;

WHEREAS, in connection with the amendment of the Existing Preferred Stock, the Company will enter into an amendment (the “Credit Agreement Amendment”) to the Third Amended and Restated Credit Agreement dated as of May 11, 2000 among the Company, the lenders party thereto and Credit Suisse First Boston (as successor to DLJ Capital Funding, Inc.), as administrative agent and syndication agent for the lenders (as amended prior to the date hereof and by the Credit Agreement Amendment, the “Senior Credit Agreement”)

WHEREAS, in connection with the amendment of the Existing Preferred Stock, the Company will enter into an amendment  (the “Second Lien Credit Agreement Amendment”) to the Second Lien Credit Agreement dated as of December 22, 2003 among the Company, the lenders party thereto and Credit Suisse First Boston, acting through its Cayman Islands Branch, as administrative agent and syndication agent for the lenders (as amended prior to the date hereof and by the Second Lien Credit Agreement Amendment, the “Second Lien Credit Agreement”);

WHEREAS, concurrently with the amendment of the Existing Preferred Stock, the Company will exchange a portion of the 12% Senior Subordinated Notes Due 2008 (the “Old Notes”) for new 17% Senior Discount Notes Due 2008 (the “New Notes”) to be issued pursuant to the provisions of an indenture, dated as of the Closing Date (as defined herein) (the “Indenture”) among the Company, the Guarantors named therein and U.S. Bank National Association, as Trustee;

WHEREAS, concurrently with the amendment of the Existing Preferred Stock, DeCrane Holdings will obtain waivers of certain rights from holders of more than 99% of the outstanding shares of its 14% Senior Redeemable Exchangeable Preferred Stock Due 2009 (the “Junior Preferred Stock”) pursuant to a waiver substantially in the form attached hereto as Exhibit B (the “Junior Preferred Stock Waiver”); and

WHEREAS, the Holders and the Company will enter into Amendment No. 2 to the Senior Preferred Stock Registration Rights Agreement dated as of June 30, 2000 among the Company and the stockholders named therein (as the same may be amended from time to time, the “Registration Rights Agreement”), substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement Amendment”) and DeCrane Holdings, with the approval of its board of directors and the holders of at least 75% of the outstanding shares of common stock and preferred stock of DeCrane Holdings, will enter into Amendment No. 2 to the Amended and Restated Investors’ Agreement dated October 6, 2000 among DeCrane Holdings, the Company and the stockholders named therein (as the same may be amended from time to time, the “Investors’ Agreement”), substantially in the form attached hereto as Exhibit D (the “Investors’ Agreement Amendment”).

NOW THEREFORE, the parties hereto agree as follows:

ARTICLE 1
AMENDMENT

Section 1.01.  Consent to Amendment. Subject to the terms and conditions set forth herein and in reliance on the representations and warranties contained herein, the Company agrees to amend the Certificate of Designations, Preferences and Rights of 16% Senior Redeemable Exchangeable Preferred Stock Due 2009 so that the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions of the Senior Preferred Stock shall be as set forth in the Certificate of Designations, and each Holder consents to such amendment, which amendment shall be effective on the Closing Date (as defined herein).

Section 1.02.  Closing.  The closing (the “Closing”) of the amendment of the Existing Preferred Stock and the issuance of the Common Stock hereunder, as consideration for the amendment of the Existing Preferred Stock, shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, as soon as possible, but in no event later than five (5) business days after satisfaction of the conditions set forth in Article 5, or at such other time or place as the Company, DeCrane Holdings and the Holders may agree, such date is hereinafter referred to as the “Closing Date”.  On the Closing Date, the Company will file the Certificate of Designations with the Secretary of State of Delaware.  At the Closing, each Holder, severally and not jointly, shall surrender to the Company its Existing Preferred Stock certificates and the Company shall deliver to each Holder (a) a new certificate for the same number of shares of Senior Preferred Stock and (b) a certificate for a number of shares of Common Stock determined by (i) dividing (A) the number of shares of Existing Preferred Stock held by such Holder immediately prior to the Closing by (B) the total number of outstanding shares of Existing Preferred Stock immediately prior to the Closing and (ii) multiplying such quotient by 7.5% of the total number of shares of Common Stock of DeCrane Holdings outstanding immediately after the Closing (including for this purpose the total number of shares of Common Stock issuable upon exercise of the Class A Warrants for the Purchase of Shares of Common Stock of DeCrane Holdings and the Class B Warrants for the Purchase of Shares of Common Stock of DeCrane Holdings (collectively, the “Penny Warrants”)).  Schedule 1.02 hereto sets forth the number of shares of Common Stock that DeCrane Holdings will issue to each Holder, subject to any changes that might result from any transfer of shares of the Existing Preferred Stock and/or any changes in the total number of outstanding shares of Common Stock between the date hereof and the Closing Date.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DECRANE HOLDINGS

The Company and DeCrane Holdings represent and warrant to each Holder that:

Section 2.01.  No Default Under Credit Agreement.  As of the date hereof, (i) no Potential Event of Default or Event of Default (each as defined in the Senior Credit Agreement) has occurred and is continuing, and (ii) the Company is able to satisfy the conditions to borrowing under the Senior Credit Agreement to permit the Company to borrow at least $1 of additional debt thereunder pursuant to the terms thereto on the date hereof.

Section 2.02.  Authorizations.  The execution, delivery and performance by the Company and DeCrane Holdings of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and DeCrane Holdings.  Upon the effectiveness of this Agreement, the amendments to the terms of the Existing Preferred Stock as set forth in the Certificate of Designations shall have been duly authorized by all necessary corporate action on the part of the Company.  The issuance of Common Stock to the Holders as provided herein has been duly authorized by all necessary corporate action on the part of DeCrane Holdings.  Each of the Registration Rights Agreement Amendment and the Investors’ Agreement Amendment has been duly authorized by all necessary corporate action on the part of the Company and DeCrane Holdings, as applicable.  This Agreement is and, when executed and delivered on the Closing Date, each of the Credit Agreement Amendment, Second Lien Credit Agreement Amendment, Registration Rights Agreement Amendment and the Investors’ Agreement Amendment will be, a valid and binding agreement of the Company and DeCrane Holdings, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except as rights to indemnification and contribution under the Registration Rights Agreement or the Investors’ Agreement may be limited under applicable law.

Section 2.03. Governmental Authorization.  Assuming the accuracy of the representations and warranties of the Holders and their compliance with the covenants herein, the execution, delivery and performance by the Company and DeCrane Holdings of this Agreement, the Registration Rights Agreement Amendment and the Investors’ Agreement Amendment and the consummation of the transactions contemplated hereby require no material order, license, consent, authorization, or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official, other than the filing of the Certificate of Designations with the Secretary of State of Delaware and except as may be required by Federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement and except as may be required by state securities laws.

Section 2.04.  Non-Contravention.  The execution, delivery and performance by the Company and DeCrane Holdings of this Agreement, the Registration Rights Agreement Amendment, the Investors’ Agreement Amendment and the Certificate of Designations do not and will not (i) violate the certificate of incorporation or bylaws of the Company or DeCrane Holdings or (ii) violate any material applicable law, rule, regulation, judgment, injunction, order or decree, (iii) upon obtaining the consents and taking the other actions required to satisfy the conditions precedent set forth in Article 5, require any material consent or other action by any person under, constitute a material default under, or give rise to any material right of termination, cancellation or acceleration of any right or obligation of the Company or DeCrane Holdings or to a loss of any material benefit to which the Company or DeCrane Holdings are entitled under any provision of any agreement or other instrument binding upon the Company or DeCrane Holdings or any of the Company’s or DeCrane Holdings’ assets or properties or (iv) result in the creation or imposition of any material lien on any property or assets of the Company or DeCrane Holdings.

Section 2.05.  Litigation.  There is no action, suit, investigation or proceeding pending against, or to the knowledge of the Company or DeCrane Holdings, threatened in writing against or affecting the Company or DeCrane Holdings or any of their respective properties before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE HOLDERS

Each Holder, severally and not jointly, as to itself only, represents and warrants to the Company and DeCrane Holdings as follows:

Section 3.01.  Ownership of Existing Preferred Stock.  Except as set forth on Schedule 3.01 with respect to a pledge prior to the date hereof, such Holder has, and on the Closing Date will have valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the shares of Existing Preferred Stock shown on Schedule 1.02, free and clear of all security interests, claims, liens, equities or other encumbrances.

Section 3.02.  Authorization of Agreement.  The execution, delivery and performance of this Agreement are within such Holder’s powers and have been duly authorized by all requisite corporate action on the part of such Holder.  This Agreement constitutes a valid and binding agreement of such Holder enforceable in accordance with its terms.  This Agreement has been duly executed and delivered by such Holder, subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

Section 3.03.  Non-Contravention.  The execution and delivery by such Holder of, and the performance by such Holder of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation, by-laws or other organizational document of such Holder or any material agreement or other instrument binding upon such Holder, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Holder.

Section 3.04.  Investment Purposes.  Such Holder acknowledges that the Senior Preferred Stock and the Common Stock have not been registered under the Securities Act or any state securities laws and that the amendment of the Existing Preferred Stock and the issuance of the Common Stock contemplated hereby are to be effected pursuant to an exemption from the registration requirements imposed by such laws, including Section 4(2) under the Securities Act.  Such Holder is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act and the shares of Common Stock to be received by it pursuant to this Agreement are being received for its own account without a view toward distribution in violation of the Securities Act and such Holder will not offer, sell, transfer, pledge, hypothecate or otherwise dispose of the Senior Preferred Stock unless pursuant to a transaction either registered under, or exempt from registration under, the Securities Act, it being agreed that Neon Capital Limited may grant a security interest in the Senior Preferred Stock and the Common Stock for the benefit of the holders of the Series 95 $5,929,820 Limited Recourse Pass-Through Secured Notes due 2013 (the “Neon Notes”), subject to compliance with applicable securities laws.

Section 3.05.  Inspections; No Other Representations.  Each Holder is an informed and sophisticated purchaser, and has engaged expert advisors, experienced in the evaluation of the transactions contemplated hereunder.  Each Holder has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.  Each Holder acknowledges that the Company and DeCrane Holdings have given such Holder complete and open access (to the extent requested by such Holder) to the key employees and documents of the Company, DeCrane Holdings and their respective subsidiaries.  Each Holder agrees to the amendment of the Existing Preferred Stock and the issuance of the Common Stock on the Closing Date based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf of or imputed to the Company or DeCrane Holdings, except as expressly set forth in this Agreement.  Without limiting the generality of the foregoing, each Holder acknowledges that the Company and DeCrane Holdings make no representation or warranty with respect to (i) any projections, estimates or budgets delivered to or made available to the Holder of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and DeCrane Holdings or the future business and operations of the Company and DeCrane Holdings or (ii) any other information or documents made available to such Holder or its advisors with respect to the Company or DeCrane Holdings or their businesses or operations, except as expressly set forth in this Agreement.

Section 3.06. Taxpayer Identification Number.  The number set forth under “Taxpayer Identification Number” on Schedule 1.02 hereto next to the name of such Holder is such Holder’s federal taxpayer identification number.

ARTICLE 4
COVENANTS

Section 4.01.  Covenants of the Company and DeCrane Holdings.  In further consideration of the agreements of the Holders contained in this Agreement, the Company and DeCrane Holdings covenant with each of the Holders as follows:

(a)        the Company and DeCrane Holdings will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement;

(b)        the Company and DeCrane Holdings will use their commercially reasonable efforts to obtain or cause to be obtained any consents, approvals or waivers that are required to be obtained from third parties to any material contracts in connection with the consummation of the transactions contemplated by this Agreement; and

(c)        in addition to the obligations contained in Section 7.11(a) of the Securities Purchase Agreement dated as of June 20, 2000 among the Company, DeCrane Holdings and the purchasers party thereto (the “Securities Purchase Agreement”), prior to the Closing Date, the Company and DeCrane Holdings agree that, except as the Company or DeCrane Holdings and their counsel reasonably determine to be required by law, they will not disclose the identity of the Holders to any third party without the prior written consent of such Holder, which consent shall not be unreasonably withheld, except that the Company or DeCrane Holdings may disclose any Holder’s identity to their advisors and counsel or to any other Holder that is a party to this Agreement (it being understood that the Company will be required to publicly file this Agreement and the Registration Rights Agreement Amendment and the Investors’ Agreement Amendment with the Securities and Exchange Commission and that DeCrane Holdings will be required to publicly file this Agreement and the Investors’ Agreement with the Securities and Exchange Commission, which documents will identify each Holder).

Section 4.02.  Covenants of the Holders.  In further consideration of the agreements of the Company and DeCrane Holdings contained in this Agreement, each Holder covenants with the Company and DeCrane Holdings as follows:

(a)        in addition to the obligations contained in Section 7.11(b) of the Securities Purchase Agreement, such Holder and its Affiliates (as defined in Rule 405 under the Securities Act) will hold, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, (i) the existence of this Agreement or any facts relating to the transaction contemplated by this Agreement and (ii) all confidential documents and information concerning the Company or DeCrane Holdings furnished to such Holder or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (A) previously known on a nonconfidential basis by such Holder, (B) in the public domain through no fault of such Holder or (C) later lawfully acquired by such Holder from sources other than the Company or DeCrane Holdings; provided that such Holder may disclose such information (1) to another Holder, (2) to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such persons are informed by such Holder of the confidential nature of such information and are directed by such Holder to treat such information confidentially, (3) upon the request or demand of any governmental authority having jurisdiction over such Holder, (4) in response to any order of any court or other governmental authority or as may be required pursuant to any requirement of law or (5) in connection with the exercise of any remedy hereunder; provided further that Neon Capital Limited (“Neon”) may disclose such information to (i) the trustee with respect to the Neon Notes and (ii) to the beneficiaries of the security interest granted by Neon with respect to the Existing Preferred Stock.  Each Holder shall be responsible for any failure to treat such information confidentially by such persons.  The obligation of each Holder and its Affiliates to hold any such information in confidence shall be satisfied if they exercise the same care with respect to such information as they would take to preserve the confidentiality of their own similar information and shall in any event expire six months from the Closing Date.  If this Agreement is terminated, each Holder and its Affiliates will, and will use their best efforts to cause their respective officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the Company or DeCrane Holdings, upon request, all documents and other materials, and all copies thereof, obtained by such Holder or its Affiliates or on their behalf from the Company or DeCrane Holdings in connection with this Agreement that are subject to such confidentiality provisions;

(b)        such Holder will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement; and

(c)        unless this Agreement is terminated in accordance with Section 7.05 hereof, until the Existing Preferred Stock is amended pursuant to the terms of this Agreement, such Holder will not pledge, sell, contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of the Existing Preferred Stock or any right or interest (voting or otherwise and including any participation interest) therein, except with the consent of the Company and DeCrane Holdings or pursuant to Section 1.02 hereof.

ARTICLE 5
CONDITIONS TO THE CLOSING

Section 5.01.  Conditions to Obligation of Each Party.  The Holders’ consent to the amendment of the Existing Preferred Stock as set forth in the Certificate of Designations and the obligations of the Company to amend the Existing Preferred Stock and of DeCrane Holdings to issue the Common Stock hereunder are subject to the satisfaction (or, to the extent permitted by law, waiver by such party), at or prior to the Closing Date, of the following conditions:

(a)        no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Closing and there shall not be threatened, instituted or pending any action, suit, investigation or proceeding which could reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement;

(b)        the exchange of the Old Notes for the New Notes shall have been consummated or shall be consummated concurrently with the Closing;

(c)        the Credit Agreement Amendment shall be in full force and effect; and

(d)        the Second Lien Credit Agreement Amendment shall be in full force and effect.

Section 5.02.  Conditions to the Obligations of the Holders.  The consent of the Holders to the amendment of the Existing Preferred Stock as set forth in the Certificate of Designations is subject to the satisfaction (or, to the extent permitted by law, waiver by each Holder), at or prior to the Closing Date, of the following additional conditions:

(a)        the representations and warranties of the Company and DeCrane Holdings contained in this Agreement shall be true and correct in all material respects, each of the Company and DeCrane Holdings shall have performed and complied with all covenants and agreements required by this Agreement to be performed by it or complied with by it at or prior to the Closing Date, and each Holder shall have received a certificate, dated the Closing Date, signed by an authorized officer of each of the Company and DeCrane Holdings to the foregoing effect;

(b)        new certificates representing the shares of Senior Preferred Stock and Common Stock to be issued to the Holders hereunder shall have been prepared and made available for delivery to the Holders in exchange for Existing Preferred Stock certificates as provided in Section 1.02;

(c)        the Certificate of Designations shall have been filed with the Secretary of State of Delaware prior to or concurrently with the Closing;

(d)        the Company and the DLJ Entities (as defined in the Investors’ Agreement) shall have executed and delivered the Junior Preferred Stock Waiver;

(e)        the Company shall have executed and delivered the Registration Rights Agreement Amendment and the Investors’ Agreement Amendment and DeCrane Holdings, with the approval of its board of directors and the holders of at least 75% of the outstanding shares of common stock and preferred stock of DeCrane Holdings, shall have executed and delivered the Investors’ Agreement Amendment;

(f)         The Holders shall have received copies of each of the Credit Agreement Amendment, the Second Lien Credit Agreement Amendment, the Exchange Agreement relating to the exchange of the Old Notes for the New Notes and the Indenture for the New Notes, each of which shall be in full force and effect and no term or condition thereof shall have been amended, waived or otherwise modified without the prior consent of the Holders;

(g)        the Company shall have delivered to each Holder an opinion of  Davis Polk & Wardwell, special counsel to the Company and DeCrane Holdings, dated the Closing Date, in form and substance reasonably satisfactory to the Holders, to the effect that (subject to appropriate assumptions and limitations):

(i)            the Company and DeCrane Holdings are validly existing and in good standing under the laws of the State of Delaware with corporate power to enter into the amendment;

(ii)           the Common Stock to be issued pursuant to this Agreement has been duly authorized by DeCrane Holdings and, when issued and delivered to the Holders, will be fully paid and nonassessable;

(iii)          the filing of the Certificate of Designations by the Company in the State of Delaware and the issuance by DeCrane Holdings of the Common Stock pursuant to this Agreement do not (A) contravene the Certificate of Incorporation or By-laws of DeCrane Holdings or of the Company, (B) contravene the Indenture, the indenture governing the Old Notes, the Credit Agreement or the Second Lien Credit Agreement or (C) violate any New York or federal law that in our experience are normally applicable to transactions of this type; provided that Davis Polk & Wardwell expresses no opinion as to federal or state securities laws;

(iv)          each of this Agreement, the Investors’ Agreement Amendment and the Registration Rights Agreement Amendment has been duly authorized, executed and delivered by each of the Company and DeCrane Holdings (to the extent party thereto) and is a valid and binding agreement of the Company and DeCrane Holdings (to the extent party thereto) in each case enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally and equitable principles of general applicability and except (x) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (y) as such enforcement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) to the extent that a waiver of the rights under any usury or stay law may be unenforceable, we express no opinion, however, as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any

comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

(v)           the Certificate of Designations has been duly authorized by all necessary corporate action on the part of the Company;

(vi)          the New Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the provisions of the Indenture and issued to the Holders in exchange for the Old Notes in accordance with the terms of the Exchange Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except (x) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (y) as such enforcement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) to the extent that a waiver of the rights under any usury or stay law may be unenforceable, we express no opinion, however, as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto;

(vii)         the Indenture has been duly authorized, executed and delivered by each of the Company and each of the affiliates of the Company set forth on the signature pages of the Indenture as Guarantors (the “Guarantors”) organized under the laws of Delaware (the “Delaware Guarantors”) and is a valid and binding agreement of the Company, and (assuming due authorization, execution and delivery by each other Guarantor (the “Non-Delaware Guarantors”)) the Guarantors, enforceable in accordance with its terms, except (x) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (y) as such enforcement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) to the extent that a waiver of the rights under any usury or stay law may be unenforceable, we express no opinion, however, as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto; and

(viii)        each of the Delaware Guarantors has duly authorized its Guarantee of the New Notes; assuming each of the Non-Delaware Guarantors has duly authorized its Guarantee of the New Notes, when the New Notes and the Guarantee evidenced thereon have been executed and authenticated in accordance with the terms of the Indenture and issued to the Holders in exchange for the Old Notes in accordance with the terms thereof, the Guarantee of each Guarantor will be the legally valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except (x) as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally, (y) as such enforcement is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (z) to the extent that a waiver of the rights under any usury or stay law may be unenforceable, we express no opinion, however, as to the applicability (and, if applicable, the effect) of Section 548 of the United States Bankruptcy Code or any comparable provision of state law to the questions addressed above or on the conclusions expressed with respect thereto.

(h)        all fees and expenses payable to the Holders on or prior to the Closing Date shall have been paid in full; and

(i)         each Holder shall have received all documents reasonably requested by it relating to the existence of the Company and DeCrane Holdings and the corporate authority for entering into this Agreement and the consummation of the transactions contemplated hereby, all in form and substance reasonably satisfactory to it.

Section 5.03.  Conditions to the Obligations of the Company and DeCrane Holdings.  The obligation of the Company to amend the Existing Preferred Stock and the obligation of DeCrane Holdings to issue the Common Stock pursuant to this Agreement are subject to the satisfaction (or, to the extent permitted by law, waiver by each Holder), at or prior to the Closing Date, of the following additional conditions:

(a)        the representations and warranties of the Holders contained in this Agreement shall be true and correct in all material respects;

(b)        the Holders shall have executed and delivered the Registration Rights Agreement Amendment and the Investors’ Agreement Amendment; and

(c)        the Company and DeCrane Holdings shall have received all documents reasonably requested by it relating to the existence of each Holder and the authority for entering into this Agreement and the consummation of the transactions contemplated hereby, all in form and substance reasonably satisfactory to it.

ARTICLE 6
SURVIVAL; INDEMNIFICATION

Section 6.01.  Survival.  The representations and warranties of the parties hereto contained in this Agreement shall survive the execution and delivery of this Agreement.

Section 6.02.  Indemnification.  (a) The Company and DeCrane Holdings hereby indemnify, jointly and severally, each Holder and its affiliates, limited partners, general partners, directors, members, officers and employees against and agrees to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys’ fees and expenses in connection with any action, suit or proceeding) (“Damages”) incurred or suffered by any such party arising out of any misrepresentations or breach of warranty, covenant or agreement made or to be performed by the Company and DeCrane Holdings pursuant to this Agreement.

(b)        After the Closing Date, this Section 6.02 will provide the exclusive remedy for the Holders for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby except to the extent any such claim is in respect of fraud.  The Company shall retain all remedies available at law for any misrepresentation, breach of warranty, covenant or other agreement or other claim arising out of this Agreement or the transactions contemplated hereby.

ARTICLE 7
MISCELLANEOUS

Section 7.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to the Holders, to:

DLJ Investment Partners II, L.P.
DLJ Investment Partners, L.P.
DLJIP II Holdings, L.P.
11 Madison Avenue
New York, NY 10010
Attention:  Rob Petrini
Facsimile:  (212) 448-3220

with a copy (which shall not constitute notice to any Holder) to:

Cahill Gordon & Reindel LLP
80 Pine Street

New York, NY 10005
Attention:  John Schuster
Facsimile:  (212) 269-5420

and

Putnam Investment Management, LLC
Putnam Fiduciary Trust Company
One Post Office Square
Boston, MA 02109
Attention:  Michael DeFao, Senior Vice President
Facsimile:  (617) 292-1625

with a copy (which shall not constitute notice to any Holder) to:

Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention:  Don De Amicis, Esq.
Facsimile:  (617) 951-7050

and

Neon Capital Limited
P.O. Box 1984 GT
Elizabethan Square
Georgetown, Grand Cayman
Cayman Islands, British West Indies
Attention:  Neil Ross/Scott Macdonald
Facsimile:  (345) 949-5223

if to the Company, to:

DeCrane Aircraft Holdings, Inc.
2361 Rosecrans Avenue, Suite 180
El Segundo, California 90245
Attention:  Chief Financial Officer
Facsimile:  (310) 643-5106

with a copy (which shall not constitute notice to the Company) to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention:  Nancy L. Sanborn, Esq.
Facsimile:  (212) 450-3800

if to DeCrane Holdings, to:

DeCrane Holdings Co.
2361 Rosecrans Avenue, Suite 180
El Segundo, California 90245
Attention:  Chief Financial Officer
Facsimile:  (310) 643-5106

with a copy (which shall not constitute notice to DeCrane Holdings) to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
Attention:  Nancy L. Sanborn, Esq.
Facsimile:  (212) 450-3800

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m. in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

Section 7.02.  No Waivers; Amendments. (a) No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(b)        Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by all parties hereto.

Section 7.03.  Waiver of Warrant Requirements.  In connection with the issuance of the Common Stock, each Holder hereby waives the requirement that notice must be given to such Holder under Sections (h)(2) and (h)(11) of the Penny Warrants held by such Holder.  Each such Holder also hereby waives the requirement that DeCrane Holdings file an officers’ certificate setting forth the adjusted exercise price for the Penny Warrants, the facts requiring such adjustment and the manner of computing such adjustment as required pursuant to Section (h)(11) of the Penny Warrants.  It is understood and agreed that there shall be no adjustment to the exercise price of the Penny Warrants in connection with the issuance of the Common Stock.

Section 7.04.  Termination. (a)  This Agreement shall terminate, prior to the Closing Date:

(i)            at any time by mutual written agreement of the Company, DeCrane Holdings and the Holders;

(ii)           if there shall be any law or regulation that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or if consummation of the transactions contemplated hereby would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction, if so determined by the Company, DeCrane Holdings or the Holders; or

(iii)          on July 30, 2004, unless extended to a later date by an instrument executed by the Company, DeCrane Holdings and the Holders.

The party desiring to terminate this Agreement pursuant to 7.04 shall give notice of such termination to the other parties.

(b)        If this Agreement is terminated as permitted by 7.04, such termination shall be without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other parties to this Agreement; provided that if such termination shall result from the (i) willful failure of any party to fulfill a condition to the performance of the obligations of the other parties, (ii) failure to perform a covenant of this Agreement or (iii) breach by any party hereto of any representation or warranty or agreement contained herein, such party shall be fully liable for any and all damages incurred or suffered by the other party as a result of such failure or breach.

Section 7.05.  Successors And Assigns. The Company or DeCrane Holdings may not assign any of their respective rights and obligations hereunder without the prior written consent of the Holders.  No Holder may assign any of its rights or obligations hereunder without the prior written consent of the Company and DeCrane Holdings.  This Agreement shall be binding upon the Company, DeCrane Holdings and the Holders and their respective successors and permitted assigns.

Section 7.06.  Limited Recourse and Non-Petition.  Claims against each Holder arising out of this Agreement shall be limited to the economic value of such Holders’ Senior Preferred Stock and any payments or distributions with respect to such Holder’s Senior Preferred Stock, and the Company shall have no recourse against the Holder for any obligation with respect to this Agreement beyond the economic value of the Senior Preferred Stock and any payments or distributions with respect to the Senior Preferred Stock, and should the amount of any such obligation exceed the economic value of such Holder’s Senior Preferred Stock and such payments or distributions, the Company shall not be entitled to petition for the dissolution or winding-up of such Holder.

Section 7.07.  Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without regard to the choice of law rules of such state.

Section 7.08.  Jurisdiction. Except as otherwise expressly provided in this Agreement, the parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in this Section shall be deemed effective service of process on such party.

Section 7.09.  WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.10.  Counterparts; Effectiveness.  This Agreement may be executed in any number of counterparts each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.  No provision of this Agreement is intended to confer upon any person other than the parties hereto any rights or remedies hereunder

Section 7.11.  Expenses.  Except as otherwise provided in Article 6 herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided however, that the Company shall pay the reasonable fees and expenses of (i) Cahill Gordon & Reindel LLP, special counsel to certain Holders and (ii) Ropes & Gray LLP, special counsel to certain other Holders, in each case to the extent incurred in connection with the negotiation, execution and delivery of this Agreement and the transactions contemplated hereby; provided further that the fees and expenses payable by the

Company pursuant to the foregoing proviso shall not exceed $55,000 with respect to Cahill Gordon & Reindel LLP and $20,000 with respect to Ropes & Gray LLP.

Section 7.12.  Entire Agreement.  This Agreement, the Registration Rights Agreement, the Investors’ Agreement, the Certificate of Designations and the Securities Purchase Agreement (including without limitation the indemnification provisions contained therein and the Company’s and DeCrane Holdings’ covenants under Article VI of the Securities Purchase Agreement), which shall survive the execution and delivery of this Agreement) constitute the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

Section 7.13.  Captions; Certain Definitions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  All references to “$” or “dollars” shall be to United States dollars and all references to “days” shall be to calendar days unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words, “without limitation.”

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IN WITNESS WHEREOF, the parties hereto have caused this Senior Preferred Stock Amendment Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DECRANE AIRCRAFT HOLDINGS, INC.

By:	/s/ R. JACK DECRANE
Name: /s/ R. Jack DeCrane
Title: Chief Executive Officer

DECRANE HOLDINGS CO.

By:	/s/ R. JACK DECRANE
Name: /s/ R. Jack DeCrane
Title: Chief Executive Officer

DLJ INVESTMENT PARTNERS II, INC. on behalf of: DLJ INVESTMENT PARTNERS II, L.P. DLJ INVESTMENT PARTNERS, L.P. DLJIP II HOLDINGS, L.P.

By:	/S/ JOHN M. MORIARTY, JR.
Name: John M. Moriarty, Jr.
Title: Managing Director

PUTNAM INVESTMENT MANAGEMENT, LLC on behalf of: PUTNAM VARIABLE TRUST- PUTNAM VT HIGH YIELD FUND PUTNAM HIGH YIELD TRUST

By:	/s/ MICHAEL E. DEFAO
Name: Michael E. DeFao
Title: Senior Vice President

NEON CAPITAL LIMITED

By:	/S/ PAUL COPE
Name: Paul Cope
Title: Director

SCHEDULE 1.02*

Holder	Taxpayer Identification Number	Shares of Existing Preferred Stock and Senior Preferred Stock	Shares of Common Stock to be Issued**
DLJ Investment Partners II, L.P.	13-4048184	113,651.2	158,632

DLJ Investment Partners, L.P.	13-3868693	50,512.0	70,504

DLJIP II Holdings, L.P.	13-4192504	35,836.8	50,020

Neon Capital Limited		21,000.0	29,311

Putnam High Yield Trust	04-6415410	21,000.0	29,311

Putnam Variable Trust – Putnam VT High Yield Fund	04-2986135	8,000.0	11,167

Total		250,000.0	348,945

*	Assumes no transfers after the date of this Agreement.

**	Assumes 348,945 shares of Common Stock is equal to 7.5% of the Common Stock outstanding immediately after the Closing (calculated in accordance with Section 1.02).

SCHEDULE 3.01

The Existing Preferred Stock of Neon Capital Limited is subject to a security agreement granted in favor of the trustee for the Neon Notes.